Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Christopher R. Gruseke and Ernest J. Verrico, Sr. hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Bankwell Financial Group, Inc. (the “Company”);

To the best of their knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher R. Gruseke
CHRISTOPHER R. GRUSEKE
President and Chief Executive Officer
Date: May 10, 2016

/s/ Ernest J. Verrico, Sr.
ERNEST J. VERRICO, SR.
Executive Vice President and Chief
Financial Officer
(Principal Financial and Accounting
Officer)
Date: May 10, 2016

The foregoing certification is being furnished solely pursuant to 12 U.S.C Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.